Presentation Design Proposal and Statement of Work

Client: Client Contact: Phone: E-Mail:	Indoor Harvest Corp. Chad Sykes 713-410-7903 ccsykes@indoorharvest.com

C&C Contact: Phone: E-Mail: Date of Proposal:	Laura Goldstein-Washington 713-459-4819 lgoldstein@curran-connors.com 6/23/2014

Proposed Project Overview

Curran & Connors, Inc. ("C&C") proposes design and development of a PowerPoint Presentation for Indoor Harvest Corp. This project will be the initial deliverable for a series of integrated brand solutions to execute the Indoor Harvest IPO branding and communications strategy needs. The PowerPoint template will consist of master slides created within the PowerPoint program.  C&C will populate the content as provided by Indoor Harvest into these templates to create a full presentation. The designs will be based on the current identity of the Indoor Harvest brand.

The PowerPoint presentation will include master slide layouts, with flexibility to include additional slides and enhancements as necessary.

Process

Design Phase: C&C will present Indoor Harvest with two (2) design concepts as static images for the PowerPoint presentation for the master layouts. Upon selection of one of the concepts, Indoor Harvest will be provided with up to two (2) additional rounds of revisions, prior to C&C beginning production of master slides into the PowerPoint program.

Template Phase: C&C will then develop the master layout slides into PowerPoint and present them to Indoor Harvest. Indoor Harvest will then be provided with up to three (3) rounds of revisions to the master layout slides before creation of the full PowerPoint presentation by C&C.

Production Phase: C&C will create the full presentation using the master layouts by taking content provided from Indoor Harvest and applying said content to all slides ensuring they all lay out properly and conform to the standards set forth in the master layouts.

Enhancements (optional): The following enhancements can be applied to one or more slides within the presentation: proofreading of all text and chart plot points, inter-slide transitions so each slide can appear and disappear with some form of motion, intra-slide transitions where appropriate so text and graphical elements can appear, disappear, fade in or out, or move in or out to keep an engaging design (the presenter can manage these enhancements via timing and/or clicks.)

Curran & Connors, Inc.
713-459-4819

Where creativity and strategy meet.

Indoor Harvest will provide C&C with written or e-mailed approvals for accepted deliverables within three (3) business days of presentation to Indoor Harvest.

For the purposes of this project, a round of revisions is defined as a series of changes requested by Indoor Harvest to a deliverable after presentation of the deliverable to Indoor Harvest. These revisions may be presented via meeting, conference call, or email, as a unified list of all changes requested by any Indoor Harvest representative involved in the decision-making process. Additional rounds of revisions to any deliverable listed above beyond the number identified for that deliverable prior to C&C beginning the subsequent deliverable will be considered Author's Alterations.

Service Estimate and Payment

All of the estimates below relate to the services as defined within this document.

Service Provided by Curran & Connors	Service Estimate
Design Phase (Master layout graphic design):	$2,500
Template Phase (Master layout creation in PowerPoint)	$1,500
Production Phase of 10 Slides (Creation & population of slides)	$1,500
Total Estimate:	$5,500

The following optional services are also available to be included as part of this project, as defined within this document:

Optional Services Provided by Curran & Connors	Service Estimate
Production Phase (Creation and population of additional slides):	$150 per slide
Enhancements:	$100 per slide

Author's Alterations occurring during the course of this project as defined within this document as well as any changes made after completion of this project as defined within this document, such as design, PowerPoint development, or any other consultation services, will be billable at $150 per hour, billed in quarter-hour increments.

These estimates are based on information gathered from Indoor Harvest regarding the PowerPoint template and/ full presentation. Changes to the scope of the project and/or additions or alterations to functionality may affect final fees. Estimates do not include the cost of stock photography, photo shoots (and subsequent photo manipulation and retouching), other outside services, copywriting, Federal Express, travel or shipping costs.

Billing

Billing will be broken down into three payments. One-third is due at the acceptance of this Proposal and Statement of Work. One-third is due when the design is approved, as template creation begins. The final bill will be 10 days after the project is completed.

Curran & Connors, Inc.
713-459-4819

Where creativity and strategy meet.

Approved and Accepted by:

Curran & Connors, Inc.                                                                                  Indoor Harvest Corp.
by:   /s/ Laura Goldstein-Washington                                                 by:   /s/ Chad Sykes
Laura Goldstein-Washington                                                                       Chad Sykes
printed name                                                                                                                  printed name
Account Executive                                                                                                  CEO
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7/3/2014                                                                                                                              7/3/2014
Date                                                                                                                                        date

Curran & Connors, Inc.
713-459-4819

Where creativity and strategy meet